Exhibit 2.4

DESCRIPTION OF KB FINANCIAL GROUP’S AMERICAN DEPOSITARY SHARES

Unless otherwise indicated, all references in this section to “American Depositary Shares” are to American depositary shares of KB Financial Group Inc. (“KB Financial Group” or the “Company”), all references to “American Depositary Receipts” are to KB Financial Group American depositary receipts, and all references to “Shares” are to shares of KB Financial Group common stock.

JPMorgan Chase Bank, N.A. (“J.P. Morgan” or the “Depositary”) is the depositary for the American depositary shares of KB Financial Group. The Depositary’s offices are located at 383 Madison Avenue, Floor 11, New York, New York 10179, U.S.A. American depositary shares represent ownership interests in securities that are on deposit with the depositary and may be represented by certificates that are commonly known as American depositary receipts. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Korea Securities Depository, located in Seoul, Korea (the “Custodian”).

The Depositary was appointed as depositary as of November 13, 2015 pursuant to the Fifth Amended and Restated Deposit Agreement among KB Financial Group, the Depositary, and all holders and beneficial owners from time to time of American depositary shares issued thereunder (the “Deposit Agreement”). A form of the Deposit Agreement was filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 13, 2015 under cover of a Registration Statement on Form F-6. You may obtain a copy of the form Deposit Agreement from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the Commission’s website at http://www.sec.gov.

The following is a summary description of the material terms of the American Depositary Shares and of your material rights as an owner of such American Depositary Shares. We note that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of American Depositary Shares will be determined by reference to the terms of the Deposit Agreement and not by this summary. Please review the Deposit Agreement in its entirety.

Each American Depositary Share represents the right to receive one share of KB Financial Group common stock on deposit with the custodian. An American Depositary Share also represents the right to receive any other property received by the Depositary or the Custodian on behalf of the owner of the American Depositary Share but that has not been distributed to the owners of American Depositary Shares because of legal restrictions or practical considerations.

As an owner of American Depositary Shares, you are party to the Deposit Agreement and therefore are bound to its terms and to the terms of any American Depositary Receipt that represents your American Depositary Shares. The Deposit Agreement and the American Depositary Receipt specify KB Financial Group’s rights and obligations as well as your rights and obligations as owner of American Depositary Shares and those of the Depositary. As a holder of American Depositary Shares, you appoint the Depositary to act on your behalf in certain circumstances. The Deposit Agreement and the American Depositary Receipts are governed by New York law. However, KB Financial Group’s obligations to the holders of Shares are governed by the laws of Korea, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the Depositary, the Custodian, KB Financial Group or any of their respective agents or affiliates are required to take any actions whatsoever on behalf of you to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

Defined Terms

“Deposited Securities” as of any time means Shares at such time deposited or deemed to be deposited under the Deposit Agreement, including without limitation Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held under the Deposit Agreement.

“Direct Registration Receipt” means a Receipt, the ownership of which is recorded on the Direct Registration System.

“Direct Registration System” means the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership will be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.

“DTC” means The Depository Trust Company or its successor.

“Foreign Registrar” means the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

“Holder” means any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person and whether or not constituting beneficial ownership, but that is not the Owner of that Receipt or those American Depositary Shares.

“Owner” means the person in whose name American Depositary Shares are registered on the Depositary’s register.

“Receipts” means the American Depositary Receipts evidencing certificated American Depositary Shares, as the same may be amended from time to time. Receipts may be either in physical certificated form or Direct Registration Receipts. References to “Receipts” will include certificated Receipts and Direct Registration Receipts, unless the context otherwise requires.

“Registrar” means any bank, trust company or other entity that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as provided in the Deposit Agreement.

“Restricted Securities” means Shares that (i) are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) in a transaction or chain of transactions not involving any public offering, (ii) are subject to resale limitations under Regulation D under the Securities Act or both, (iii) are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, (iv) would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or (v) are subject to other restrictions on sale or deposit under the laws of the United States or Korea, or under a shareholder agreement or the articles of incorporation or similar document of the Company.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the Deposited Securities, or whenever the Depositary receives notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, the Depositary will fix a record date that will either (a) be the same date as the record date fixed by the Company, or (b) if different from the record date fixed by the Company, be as near as is practicable to such record date, or if not related to a record date fixed by the Company, be as of the date set by the Depositary (i) for the determination of the Owners of Receipts who will be (1) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (2) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (3) responsible for any fees, charges or expenses assessed by the Depositary pursuant to the Deposit Agreement, or (ii) on or after the date on which each American Depositary Share will represent the changed number of Shares. The Owners on such record date will be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, be entitled to give voting instructions and to act in respect of any other such matter or be responsible for such fees, charges or expenses or will otherwise be obligated in accordance with the Deposit Agreement.

Voting of Deposited Securities

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary will distribute to the Owners a notice that contains (a) such information as is contained in such notice of meeting, (b) a statement that the Owners as of the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon the actual receipt by the ADR Department of the Depositary of the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor to vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request. Owners and Holders are advised by the Company that to the extent the Depositary does not provide the Company with voting instructions from Owners with respect to all of the Deposited Securities, the Company will, to the extent in accordance with Korean law, treat those Deposited Securities for which voting instructions were not presented by the Depositary as having been voted in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares. The Depositary will not vote (or give a proxy with respect to) Shares or other Deposited Securities other than in accordance with such instructions and will not itself exercise any voting discretion in respect of any Deposited Securities. An Owner acting on its own behalf or on behalf of a Holder will not be entitled to give any instructions with respect to voting rights associated with American Depositary Shares held by such Owner or Holder if and to the extent the total number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the total number of shares with voting rights of the Company outstanding or any other limit under the Company’s articles of incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary.

Notwithstanding anything contained in the Deposit Agreement or the Receipt, the Depositary may, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Voting instructions will not be deemed received until such time as the ADR Department of the Depositary responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by J.P. Morgan, as Depositary, prior to such time.

Dividends and Distributions

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will convert such dividend or distribution into Dollars and distribute the amount thus received (net of applicable fees, charges and expenses of the Depositary) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, subject to such distribution being permissible and practicable with respect to certain Owners, except that any amount required to be withheld from such amount will be reduced accordingly. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts will be rounded down to the nearest whole cent and so distributed to Owners entitled thereto.

Whenever the Depositary receives any distribution other than cash, shares or rights, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto (after deduction or upon payment of any applicable fees and expenses of the Depositary or any taxes or other governmental charges), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. However, if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under these paragraphs that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, Receipts evidencing an aggregate number of whole American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds. If additional American Depositary Shares are not so delivered, each American Depositary Share will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary or the Custodian is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with the applicable provisions of the Deposit Agreement.

Before making any distribution or other payment on any Deposited Securities, the Company will make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, neither the Company nor the Depositary will have any obligation to any Owner or Holder to apply a rate under any treaty or other arrangement between Korea and the country within which the Owner or Holder is resident unless such Owner or Holder has timely provided to the Company or its agent (directly or through the Depositary) evidence of the residency of such Owner or Holder that is satisfactory to the relevant tax authorities of Korea. Neither the Company nor the Depositary has any obligation to solicit any such evidence of residency from Owners or Holders.

When reasonably requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of the Deposit Agreement, the Depositary will send to all Owners entitled to receive such dividend or the proceeds of sale of Shares, as the case may be, a notice in a form which the Company will provide requesting evidence of each such Owner’s country of tax residence. The Depositary will forward to the Company or its agent any such evidence received by it in order to establish such Owner’s country of tax residence. The Depositary will have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time or if for any other reason any Owner or Holder fails to obtain the benefit of any tax treaty or otherwise.

Rights

In the event that the Company offers to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature (“Right”), the Depositary will distribute to each Owner entitled thereto on the record date set by the Depositary therefor at such Owner’s address shown on the register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by American Depositary Shares evidenced by such Owner’s Receipts (i) warrants or other instruments in the discretion of the Depositary representing rights to acquire additional Receipts in respect of any Rights to subscribe for additional Shares or Rights of any nature available to the Depositary as a result of a distribution on Deposited Securities, to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same, or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any Dollars available to the Depositary from the net proceeds of sales of Rights as in the case of distribution received in cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

Conversion of Foreign Currency

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary will convert such foreign currency into Dollars, and, subject to the other provisions of the Deposit Agreement, such Dollars will be distributed to the Owners entitled thereto or, if the Depositary will have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any fees, charges and expenses provided for in the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof and such approval or license is obtainable or such report can be filed at a reasonable cost and within a reasonable time, the Depositary will file such application for such approval or license, or such report.

If at any time the Depositary determines that any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license or acceptance is not obtained within a reasonable period of time as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto. In connection with the conversion of foreign currency into Dollars, the Depositary may deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. J.P. Morgan and/or its agent may act as principal for such conversion of foreign currency.

Changes Affecting Deposited Securities

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any distribution of shares or other securities or properties that is not distributed to Owners, or upon any recapitalization, reorganization, merger or consolidation, liquidation, receivership or bankruptcy of the Company or sale of assets affecting the Company, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which will be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to, or the Depositary takes any of the actions otherwise described in, the following sentence. In any such case the Depositary may amend the Receipt or deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or distribute any cash, securities or property received in respect of the Deposited Securities. As soon as practicable after the occurrence of any such change, conversion or exchange in respect of the Deposited Securities that affects holdings of American Depositary Shares, the Depositary will give notice thereof in writing to all Owners.

Transfers, Split-ups and Combinations of Receipts

Transfers of American Depositary Shares may be registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including, for the avoidance of doubt, instructions through the Direct Registration System), in the case of uncertificated American Depositary Shares, and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. The Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. At the request of an Owner, the Depositary will, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted. As a condition precedent to the issuance, delivery, registration, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in the Deposit Agreement; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration, registration of transfer, split-up or combination of outstanding American Depositary Shares or the withdrawal of Deposited Securities may be suspended, generally or in particular circumstances, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or, in the case of the withdrawal of Deposited Securities, the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. However, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (a) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (b) the payment of fees, taxes and similar charges, and (c) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.

Reports; Inspection of Transfer Books

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, files reports with the Commission. Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at an office of the Depositary any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will send to the Owners copies of such reports, notices and communications when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep at its Transfer Office the ADR Register for the registration of Receipts and transfers of Receipts, which in the case of Direct Registration Receipts will include the Direct Registration System, and which at all reasonable times will be open for inspection by the Owners and the Company, provided that such inspection will not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

Surrender of American Depositary Shares and Withdrawal of Deposited Securities

Upon surrender at the Transfer Office of the Depositary of American Depositary Shares, and upon payment of the fees, charges and expenses of the Depositary provided in the Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Company’s articles of association and applicable laws, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares. Such delivery will be made either at the office of the Custodian or, to the extent permitted by applicable law, at the Transfer Office of the Depositary. The Depositary may deliver such Deposited Securities at such other place as may have been requested by the Owner at the request, risk and expense of such Owner.

Liability of Owner for Taxes

If any tax or other governmental charge becomes payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or any distribution thereon, such tax or other governmental charge is payable by the Owner to the Depositary and by holding or having held a Receipt the Owner and all prior Owners thereof, jointly and severally, must indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination of Receipts or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner will remain liable for any deficiency. Each Owner and Holder must indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable additions to tax, interest and penalties thereon) arising from any tax benefit obtained for such Owner or Holder.

Representations and Warranties on Deposit of Shares

Every person depositing Shares under the Deposit Agreement is deemed to represent and warrant that (a) such Shares and each certificate therefor, if applicable, are duly authorized, validly issued, fully paid, nonassessable and legally obtained, and free of any preemptive or comparable rights of the holders of outstanding Shares, (b) the person making such deposit is duly authorized so to do, (c) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (d) such Shares (A) are not Restricted Securities unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 do not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act. To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144, which enable the Shares to be freely sold (in the form of American Depositary Shares), will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Every such person will also be deemed to represent such Shares are not subject to other restrictions on sale or deposit under the laws of the United States or Korea, or under a shareholder agreement or the articles of incorporation or similar document of the Company. Such representations and warranties will survive the deposit of Shares and delivery of American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary will be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Filing Proofs, Certificates and Other Information

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of American Depositary Shares, Deposited Securities or other securities, compliance with all applicable laws or regulations, provisions of or governing Deposited Securities or terms of the Deposit Agreement or the Receipt, or such information relating to the registration on the shareholders’ register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary may withhold the issuance, delivery, registration, registration of transfer, split-up or combination of any Receipts or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share will be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction that is then performing the function of the regulation of currency exchange. The Depositary will from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and will provide copies thereof to the

Company as promptly as practicable upon reasonable request by the Company, unless such disclosure is prohibited by law.

Disclosure of Interests; Ownership Limitations; Reporting Obligations

The Company may from time to time request Owners or Holders or former Owners or Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Owner or Holder must provide any such information reasonably requested by the Company or the Depositary whether or not still an Owner or Holder at the time of such request. The Depositary must forward any request for information received from the Company to those Owners and, to the extent the Depositary at the time requested has such information on its books and it is not a violation of its current procedures or policies, former Owners requested by the Company to the address on the books of the Depositary (or to the last known address, if any, of such former Owners) and to forward to the Company any responses to such requests received by the Depositary.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable laws, or where such transfer would result in a deposit under the Deposit Agreement which is not permitted under the Deposit Agreement. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares registered on the books of the Depositary in the name of a specified Owner where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner, when aggregated with all other Shares beneficially owned by such Owner (including Shares beneficially owned by affiliates of such Owner), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary. To the extent that the provisions of or governing any Deposited Securities may impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts must comply with all such ownership limitations and comply with any reasonable Company instructions in respect thereof. The Company may instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Owner thereof as a holder of Shares and Owners must comply with such instructions. The Depositary must cooperate with the Company in its efforts to inform Owners of the Company’s exercise of its rights under the Deposit Agreement and must consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary to, the Company on the manner or manners in which it may enforce such rights with respect to any Owner.

Under no circumstances will the restrictions on ownership set forth in the Deposit Agreement authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange or in the DTC system.

Applicable laws and regulations may require beneficial owners and holders of Shares, including the Owners and Holders of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Holder must make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates is required to take any actions whatsoever on behalf of Owners or Holders of American Depositary Shares to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

Liability of the Depositary

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates will incur any liability to any Owner, Holder or third party, (a) if by reason of any provision of any present or future law, regulation, rule, fiat, order or decree of the United States, Korea or any other country or jurisdiction, or of any governmental or regulatory authority or stock exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or other circumstances beyond its direct and immediate control, any of them will be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided will be done or performed (including, without limitation, voting pursuant to the Deposit Agreement), (b) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided will or may be done or performed, (c) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), (d) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (e) for any indirect, special, consequential or punitive damages (including without limitation, legal fees and expenses) or lost profits, in each case, of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. Where, by the terms of distributions of cash, shares or other securities or properties pursuant to the Deposit Agreement, or an offering or distribution of rights pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, subject to the terms of the Deposit Agreement and after consultation with the Company if practicable, will not make such distribution or offering, and will allow any rights, if applicable, to lapse.

The Depositary and its agents assume no obligation nor will any of them be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. The Depositary and its agents will be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares. Neither the Depositary nor the Company nor any of their respective agents will be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary. The Depositary will not be liable for the acts or omissions made by, or the solvency of, any securities depository, clearing agency or settlement system. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (provided that such failure is not in bad faith), or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary will not be responsible for, and will incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of J.P. Morgan. The Depositary will not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor will it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary, its agents and the Company may rely and will be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary will be under no obligation to inform Owners or Holders about the requirements of Korean law, rules or regulations or any changes therein or thereto. The Depositary may rely upon instructions from the Company in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation, laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company will be liable for the failure by any Owner or Holder to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner’s or Holder’s income tax liability. The Depositary and the Company will not incur any liability for any tax consequences that may be incurred by Owners and Holders on account of their ownership of the Receipts or American Depositary Shares. The Depositary will not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. Neither the Depositary, the Company nor any of their respective agents will be liable to Owners or Holders for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

Charges of Depositary

The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and/or distributions other than cash, shares or rights, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 or less for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and/or distributions other than cash, shares or rights prior to such deposit to pay such charge.

The following additional charges will be incurred by the Owners, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to the Deposit Agreement, whichever is applicable): (i) a fee of U.S.$0.02 or less per American Depositary Share for any cash distribution, (ii) a fee of U.S.$1.50 or less per Receipt or Receipts for transfers, (iii) a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of these paragraphs treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.02 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and will be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and will be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which fees and charges will be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and will be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Company agrees to pay the other fees and reasonable out-of-pocket expenses of the Depositary and those of any agent of the Depositary (except the Custodian) only in accordance with agreements in writing entered into between the Depositary and the Company from time to time, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Owners), and (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there were no such fees in respect of the Shares as of the date of the Deposit Agreement). The fees, charges and expenses incurred by the Depositary in connection with the conversion of foreign currency and the sale of securities will not be treated as fees of the Depositary notwithstanding J.P. Morgan or an affiliate thereof having participated in such conversion and/or sale, as the case may be, including in a principal capacity.

The fees, charges and expenses covered by these paragraphs may at any time and from time to time be changed by agreement between the Company and the Depositary.

Amendment and Termination of the Deposit Agreement

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders. Any amendment which imposes or increases any fees or charges, or which otherwise prejudices any substantial existing right of Owners, will not, however, become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment has been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder of American Depositary Shares, at the time any amendment so becomes effective, will be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. However, if any governmental body or regulatory body or authority adopts new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the form of the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to the Owners and Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or the form of the Receipts will not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice will not render such notice invalid. However, in each such case, the notice given to the Owners will identify a means for Owners and Holders to retrieve or receive the text of such amendment. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares to be settled in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners or Holders, will be deemed not to prejudice any substantial rights of Owners or Holders.

The Company may at any time terminate the Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit Agreement, if at any time 90 days have expired after the Depositary delivered to the Company a written resignation notice and even if a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary will mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date. Until the termination date, the Depositary will continue to perform all of its obligations under the Deposit Agreement, and the Owners and Holders will be entitled to all of their rights, and subject to all of their obligations, under the Deposit Agreement.

On and after the termination date, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fees, charges and expenses of the Depositary under the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery of the amount of Deposited Securities represented by those American Depositary Shares. Except for these obligations which survive the termination of the Deposit Agreement, the obligation under the terms of the Deposit Agreement of Owners and Holders of American Depositary Shares outstanding as of the termination date will survive the termination date and will be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement and such Owners and Holders have otherwise complied with the provisions thereof.

If any American Depositary Shares remain outstanding after the termination date, the Depositary thereafter will discontinue the registration of transfers of American Depositary Shares, suspend the distribution of dividends to the Owners thereof, and not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to (i) collect dividends and other distributions pertaining to Deposited Securities and sell rights and other property as provided in the Deposit Agreement, (ii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fees, charges and expenses of the Depositary for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and (iii) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the expiration of four months from the termination date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, in an unsegregated account and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except (i) to account for such net proceeds and other cash, (ii) its obligations of indemnification under the Deposit Agreement and (iii) as may be required by law in connection with the termination of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company will be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents with respect to indemnification, charges and expenses.

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